                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this Form 8-K and to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-93885, 333-87415 and 333-76771) of RailAmerica, Inc., our report dated February 17, 2000. It should be noted that we have not audited any financial statements of RailTex, Inc., subsequent to December 31, 1999, or performed any audit procedures subsequent to the date of our report.

                                          Arthur Andersen LLP

San Antonio, Texas
August 30, 2000